EXHIBIT 32.1
Certification Pursuant to 18 U.S.C. Section 1350
In connection with the filing of the Quarterly Report of Assisted Living Concepts, Inc. (the “registrant”) on Form 10-Q for the quarter ended June 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “report”), we, Laurie A. Bebo and John Buono, Chief Executive Officer and Chief Financial Officer, respectively, of the registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:
1.	The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ Laurie A. Bebo
Laurie A. Bebo
Chief Executive Officer August 10, 2009

/s/ John Buono
John Buono
Chief Financial Officer August 10, 2009